Exhibit 99.1

LHC Group Announces Third Quarter 2008 Results

Company Increases Guidance for Full-Year 2008

LAFAYETTE, La.--(BUSINESS WIRE)--October 29, 2008--LHC Group, Inc. (NASDAQ: LHCG):

Third Quarter Highlights:

  Net service revenue of $98.2 million;
  Net income of $8.0 million; and
  Diluted earnings per share of $0.45.

LHC Group, Inc. (NASDAQ: LHCG), one of the largest providers of home nursing services in the United States, announced today its financial results for the third quarter and nine months ended September 30, 2008.

The Company also announced that it will be hosting its 2nd annual Investor/Analyst Day to be held at the NASDAQ MarketSite in New York City on November 5, 2008, from 10:30 a.m. to 2:00 p.m. Eastern time. The presentation will include discussions by key-note speakers on corporate strategy, market factors and financial metrics followed by question and answer sessions.

Financial Results for the Third Quarter

  Net service revenue for the third quarter of 2008, increased 26.7% to $98.2 million compared with $77.5 million in 2007.
  Net income for the third quarter of 2008 totaled $8.0 million, or $0.45 per diluted share, compared with net income of $6.0 million, or $0.34 per diluted share, for the third quarter of 2007.
  Internal growth (which is the combination of organic growth and internal growth on acquisitions) on Home-Based net service revenue and Medicare net service revenue for the third quarter of 2008 was 16.8% and 21.1%, respectively.
  Internal growth on Home-Based average weekly census and Medicare average weekly census for the third quarter of 2008 was 13.1% and 21.5%, respectively.
  Days sales outstanding, or DSO, for the three months ended September 30, 2008, was 52 days as compared with 69 days for the same three-month period in 2007.
  DSO, when adjusted for unbilled accounts receivables from acquisitions on hold pending change of ownership processing by fiscal intermediaries, decreased to 49 days as compared with 64 days for the comparable period in 2007.

Financial Results for the Nine Months

  Net service revenue for the nine months ended September 30, 2008, increased 25.4% to $271.8 million compared with $216.8 million in 2007.
  Income from continuing operations for the nine months ended September 30, 2008, totaled $19.9 million, or $1.11 per diluted share, compared with income from continuing operations of $17.7 million, or $0.99 per diluted share, for the nine months ended September 30, 2007.
  Net income for the nine months ended September 30, 2008, totaled $19.7 million, or $1.10 per diluted share, compared with net income of $16.8 million, or $0.94 per diluted share, for the nine months ended September 30, 2007.
  Internal growth on Home-Based net service revenue and Medicare net service revenue for the nine months ended September 30, 2008, was 17.1% and 20.5%, respectively.
  Internal growth on Home-Based average weekly census and Medicare average weekly census for the nine months ended September 30, 2008, was 9.4% and 16.0%, respectively.

In commenting on the results, Keith G. Myers, chief executive officer of LHC Group, said, “We are pleased to report another very strong quarter for the LHC Group family. By every measure, our third quarter results are the best in the history of our company. Our continued ability to deliver a strong return on equity was recently recognized once again when we were named #8 on the Forbes list of “America’s 200 Best Small Companies.” This is the second year in a row that LHC Group has made the top 10. Although we are proud of the operating results this quarter and this most recent recognition from Forbes, we are most proud of the quality of care being delivered by our dedicated caregivers to the many patients, families and communities we serve each and every day.”

Guidance

The Company also announced that it is increasing its guidance for full-year 2008 to revenues of $360 million to $380 million (previously $350 million to $370 million) and fully diluted earnings per share of $1.50 to $1.60 (previously $1.35 to $1.45). The guidance does not take into account any future acquisitions or de novo locations.

Conference Call

The live broadcast of LHC Group’s conference call will begin at 11:00 a.m. Eastern time on Thursday, October 30, 2008. Speakers on the call will include Keith Myers, chief executive officer; John Indest, president and chief operating officer, and Pete Roman, senior vice president and chief financial officer. A link to the webcast can be found under the investor relations section of the Company’s website, www.lhcgroup.com, or at www.earnings.com. A replay of the webcast will also be archived on LHC Group’s website. A telephone replay will be available for one week by dialing (888) 286-8010 (US) or (617) 801-6888 (international) and entering the pass code 55054019.

About LHC Group, Inc.

LHC Group, Inc. is one of the largest providers of home nursing services in the United States providing quality cost effective healthcare services to patients within the comfort and privacy of their home or place of residence.

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate” or similar expressions. These forward-looking statements include, among other things, statements regarding our financial performance for 2008 and the impact that recent changes in reimbursement and our operations will have on our future results. Forward-looking statements involve a number of risks and uncertainties and there can be no assurance that any forward-looking statements will prove to be accurate. Important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements include: changes in reimbursement, changes in government regulations, changes in our relationships with referral sources, increased competition for our services, increased competition for joint venture and acquisition candidates and changes in the interpretation of government regulations. LHC Group undertakes no obligation to update or revise any forward-looking statements. Further information regarding risks, uncertainties and other factors that could adversely affect LHC Group or cause actual results to differ materially from those anticipated in forward-looking statements are included in LHC Group’s Form 10K for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

LHC GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)

	Sept. 30, 2008	Dec. 31, 2007
	(unaudited)
ASSETS

Current assets:
Cash	$11,674	$1,155
Receivables:
Patient accounts receivable, less allowance for uncollectible accounts of $10,819 and $8,953, respectively	55,878	70,033
Other receivables	4,488	2,425
Amounts due from governmental entities	1,221	1,459
Total receivables, net	61,587	73,917
Deferred income taxes	4,155	2,946
Prepaid expenses and other current assets	4,312	4,423
Assets held for sale	436	556
Total current assets	82,164	82,997
Property, building and equipment, net	14,623	12,523
Goodwill	95,156	62,227
Intangible assets, net	18,784	14,055
Advance payments on acquisitions	2,800	–
Other assets	3,038	3,183
Total assets	$216,565	$174,985

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and other accrued liabilities	$8,648	$6,103
Salaries, wages and benefits payable	17,491	11,303
Amounts due to governmental entities	6,023	3,162
Income taxes payable	4,526	863
Current portion of capital lease obligations	77	88
Current portion of long-term debt	531	433
Total current liabilities	37,296	21,952
Deferred income taxes, less current portion	4,949	3,243
Capital lease obligations	–	63
Long-term debt, less current portion	4,579	2,847
Minority interests subject to exchange contracts and/or put options	85	121
Other minority interests	3,914	3,388
Stockholders’ equity:
Common stock — $0.01 par value: 40,000,000 shares authorized; 20,836,612 and 20,725,713 shares issued and 17,882,824 and 17,775,284 shares outstanding, respectively	179	177
Treasury stock – 2,953,788 and 2,950,429 shares at cost, respectively	(2,939)	(2,866)
Additional paid-in capital	84,684	81,983
Retained earnings	83,818	64,077
Total stockholders’ equity	165,742	143,371
Total liabilities and stockholders’ equity	$216,565	$174,985

LHC GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net service revenue	$98,166	$77,495	$271,755	$216,786
Cost of service revenue	47,977	39,979	135,432	110,676
Gross margin	50,189	37,516	136,323	106,110
Provision for bad debts	3,158	2,230	10,467	6,109
General and administrative expenses	30,687	24,518	86,283	68,449
Operating income	16,344	10,768	39,573	31,552
Interest expense	(128)	(96)	(356)	(273)
Non-operating income	74	358	882	955
Income from continuing operations before income taxes and minority interest allocations	16,290	11,030	40,099	32,234
Income tax expense	5,243	3,377	12,513	10,246
Minority interest	3,012	1,413	7,710	4,327
Income from continuing operations	8,035	6,240	19,876	17,661
Loss from discontinued operations (net of income tax benefit of $2, $157, $110 and $539, respectively)	(3)	(246)	(171)	(843)
Gain on sale of discontinued operations (net of income taxes of $20 in the three and nine months ended September 30, 2007)	–	31	–	31
Net income	8,032	6,025	19,705	16,849
Redeemable minority interests	(29)	57	36	213
Net income available to common stockholders	$8,003	$6,082	$19,741	$17,062

Earnings per share — basic and diluted:
Income from continuing operations	$0.45	$0.35	$1.11	$0.99
Loss from discontinued operations, net	–	(0.01)	(0.01)	(0.05)
Net income	0.45	0.34	1.10	0.94
Redeemable minority interests	–	–	–	0.01
Net income available to common shareholders	$0.45	$0.34	$1.10	$0.95

Weighted average shares outstanding:
Basic	17,881,228	17,766,612	17,843,869	17,756,537
Diluted	18,001,397	17,794,072	17,978,038	17,823,237

LHC GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)
(unaudited)

	Nine Months Ended September 30,
	2008	2007
Operating activities
Net income	$19,705	$16,849
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	2,730	2,201
Provision for bad debts	10,820	7,291
Stock-based compensation expense	1,380	758
Minority interest in earnings of subsidiaries	7,395	3,932
Deferred income taxes	497	(678)
Gain on sale of assets	(343)	–
Changes in operating assets and liabilities, net of acquisitions:
Receivables	1,199	(17,390)
Prepaid income taxes	788	(519)
Prepaid expenses and other assets	–	(318)
Accounts payable and accrued expenses	12,094	2,890
Net amounts due governmental entities	3,099	(61)
Net cash provided by operating activities	59,364	14,955

Investing activities
Purchases of property, building, and equipment	(7,351)	(2,634)
Proceeds from sale of assets	3,094	–
Cash paid for acquisitions, primarily goodwill and intangible assets	(40,039)	(22,376)
Net cash used in investing activities	(44,296)	(25,010)

Financing activities
Proceeds from line of credit	32,851	–
Payments on line of credit	(32,851)	–
Proceeds from debt issuance	5,050	–
Principal payments on debt	(3,220)	(159)
Payments on capital leases	(74)	(175)
Excess tax benefits from vesting of restricted stock	34	89
Proceeds from employee stock purchase plan	385	303
Minority interest distributions, net	(6,724)	(4,021)
Net cash provided by (used in) financing activities	(4,549)	(3,963)
Change in cash	10,519	(14,018)
Cash at beginning of period	1,155	26,877
Cash at end of period	$11,674	$12,859

Supplemental disclosures of cash flow information
Interest paid	$356	$148
Income taxes paid	$8,553	$11,336

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(in thousands)

	Three Months Ended September 30, 2008			Nine Months Ended September 30, 2008
	Home-Based Services	Facility-Based Services	Total	Home-Based Services	Facility-Based Services	Total
Net service revenue	$84,514	$13,652	$98,166	$229,296	$42,459	$271,755
Cost of service revenue	39,916	8,061	47,977	110,738	24,694	135,432
Provision for bad debts	2,759	399	3,158	9,090	1,377	10,467
General and administrative expenses	27,696	2,991	30,687	75,915	10,368	86,283
Operating income	14,143	2,201	16,344	33,553	6,020	39,573
Interest expense	(113)	(15)	(128)	(276)	(80)	(356)
Non-operating income	58	16	74	703	179	882
Income from continuing operations before income taxes and minority interest	14,088	2,202	16,290	33,980	6,119	40,099
Minority interest	2,754	258	3,012	6,471	1,239	7,710
Income from continuing operations before income taxes	11,334	1,944	13,278	27,509	4,880	32,389
Total assets	$194,672	$21,893	$216,565	$194,672	$21,893	$216,565
	Three Months Ended September 30, 2007			Nine Months Ended September 30, 2007
	Home-Based Services	Facility-Based Services	Total	Home-Based Services	Facility-Based Services	Total
Net service revenue	$63,217	$14,278	$77,495	$176,275	$40,511	$216,786
Cost of service revenue	31,135	8,844	39,979	84,874	25,802	110,676
Provision for bad debts	1,390	840	2,230	4,036	2,073	6,109
General and administrative expenses	20,717	3,801	24,518	56,703	11,746	68,449
Operating income	9,975	793	10,768	30,662	890	31,552
Interest expense	(64)	(32)	(96)	(180)	(93)	(273)
Non-operating income	246	112	358	661	294	955
Income from continuing operations before income taxes and minority interest	10,157	873	11,030	31,143	1,091	32,234
Minority interest	1,264	149	1,413	3,673	654	4,327
Income from continuing operations before income taxes	8,893	724	9,617	27,470	437	27,907
Total assets	$148,909	$28,771	$177,680	$148,909	$28,771	$177,680

CONTACT:
LHC Group, Inc.
Eric Elliott, 337-233-1307
Vice President of Investor Relations
eric.elliott@lhcgroup.com